Exhibit 99.1

AVROBIO, Inc. Appoints Philip J. Vickers to its Board of Directors

Industry leader brings global expertise, including as Shire’s former Global Head of

Research and Development, to help further accelerate momentum and growth

CAMBRIDGE, Mass., Jan. 07, 2019 (GLOBE NEWSWIRE) — AVROBIO, Inc. (NASDAQ: AVRO) (the “Company”), a clinical-stage gene therapy company, today announced the appointment of Philip J. Vickers, Ph.D., to its Board of Directors. Dr. Vickers brings a wealth of global pharmaceutical and biotechnology expertise to AVROBIO, with more than 25 years’ experience in the development and approval of innovative biologics and small molecules to treat diseases in a wide range of therapeutic areas. The Company also announced that Scott Requadt is transitioning off AVROBIO’s board to become CEO of a Blackstone portfolio company.

“Phil is a great addition to our Board,” said Geoff MacKay, President and CEO of AVROBIO. “His deep knowledge of lysosomal storage disorders, real and broad industry leadership and his experience leading Shire’s R&D – with 75% of about 40 clinical development programs in rare diseases—are all invaluable in AVROBIO’s next stage of growth. I’d also like to acknowledge the significant contributions of Scott Requadt to AVROBIO and congratulate him on his new CEO role.”

Dr. Vickers currently serves as President and CEO of Northern Biologics, Inc., a company focused on the development of monoclonal antibodies as immuno-oncology therapeutics to treat targeted populations of cancer patients. Prior to joining Northern Biologics, from 2010 to 2017, Phil was Global Head of Research and Development at Shire, where he was responsible for overseeing preclinical research and development, clinical research, regulatory affairs, and medical affairs. Phil oversaw Shire’s growing product portfolio and, as Executive Vice-President and a member of Shire’s Executive Committee, he played a key role in developing and executing Shire’s global business strategy, with a particular focus on rare diseases. Phil is also a member of the board of directors of Revance Therapeutics. Prior to joining Shire, Phil had roles of increasing responsibility in drug discovery in a range of therapeutic areas at Merck, Pfizer, Boehringer-Ingelheim and Resolvyx. Phil holds a Ph.D. in Biochemistry from the University of Toronto, and a Bachelor of Science degree in Applied Biochemistry from the University of Salford, Manchester U.K. He was also a Visiting Fellow at the National Cancer Institute in Bethesda, Maryland.

About AVROBIO, Inc.

AVROBIO, Inc., is a Phase 2 clinical-stage gene therapy company developing gene therapies to potentially cure rare diseases with a single dose. AVROBIO’s lentiviral-based gene therapies employ hematopoietic stem cells that are collected from the patient and then modified with a lentiviral vector to insert a functional copy of the gene that is defective in the target disease. AVROBIO is focused on the development of its gene therapy, AVR-RD-01, in Fabry disease, as well as additional gene therapy programs in other lysosomal storage disorders including Gaucher disease, cystinosis and Pompe disease. AVROBIO is headquartered in Cambridge, MA and has offices in Toronto, ON. For additional information, visit www.avrobio.com.

Forward-Looking Statements

Various express or implied statements in this release concerning AVROBIO’s future expectations, plans and prospects, including without limitation, its expectations regarding the growth of its business, and the development and the continued progress of AVROBIO’s programs, including the therapeutic potential of its product candidates and the development thereof, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Any forward-looking statements in this press release are based on management’s current expectations of future events only as of today and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that any one or more of AVROBIO’s product candidates will not be successfully developed or commercialized, the risk of cessation or delay of any of AVROBIO’s ongoing or planned clinical trials, the risk that AVROBIO may not realize the intended benefits of efforts to optimize its platform, and the risk that prior results, such as signals of safety, activity or durability of effect, observed from preclinical or clinical trials will not be replicated or will not continue in ongoing or future studies or trials involving AVROBIO’s product candidates. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause AVROBIO’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in AVROBIO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, as well as discussions of potential risks, uncertainties and other important factors in AVROBIO’s subsequent filings with the Securities and Exchange Commission. AVROBIO explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Investor Contact:

Christopher F. Brinzey

Westwicke Partners

339-970-2843

chris.brinzey@westwicke.com

Media Contact:

Kathryn Morris

The Yates Network

914-204-6412

kathryn@theyatesnetwork.com